UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2011

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 N. Harwood St., 15th Floor, Dallas, Texas		75201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 999-7552

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, the Board of Directors of MoneyGram International, Inc. (the "Company"), upon recommendation of the Human Resources and Nominating Committee, amended and restated the MoneyGram International, Inc. Deferred Compensation Plan (as so amended and restated, the "Plan"), effective as of February 16, 2011, to (1) terminate all employee deferral accounts effective February 16, 2011 and pay each participant the balance of the participant’s account in a lump sum one year from termination and (2) cash out all employer deferral accounts if and when the account balance falls below the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code. The foregoing summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.01 and incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

10.01 MoneyGram International, Inc. Deferred Compensation Plan, as amended and restated February 16, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

February 23, 2011	By:	/s/ Steven Piano

Name: Steven Piano
Title: Executive Vice President of Human Resources

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Exhibit Index

Exhibit No.	Description

10.01	MoneyGram International, Inc. Deferred Compensation Plan, as amended and restated February 16, 2011